UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 5)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUVOLA, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

7374
(Primary Standard Industrial Classification Code Number)

90-1031365
(I.R.S. Employer Identification Number)

8800 N. Gainey Center Dr., Suite 270
Scottsdale, Arizona 85258
(480) 275-7572
 (Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jeffrey I. Rassás, President
Nuvola, Inc.
8800 N. Gainey Center Dr., Suite 270
Scottsdale, Arizona 85258
(480) 275-7572
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Communications to:
Stoecklein Law Group, LLP
401 West A Street
Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-1325

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer 
Non-accelerated filer  (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	776,453	$0.001	$776.45(1)	$0.09
(1)
There currently exists no market for Nuvola, Inc.’s Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

A Registration Statement relating to these securities has been filed with the Securities Exchange Commission.  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus (Subject to Completion)

Dated _________, 20__

PROSPECTUS

Nuvola, Inc.

776,453 Shares of Common Stock offered by the Selling Stockholders

This is an initial public offering of Nuvola, Inc.’s common stock. We have prepared this prospectus to allow our stockholders to sell up to 776,453 shares of our common stock. We are registering all of our issued and outstanding shares of common stock. This prospectus relates to the disposition by the selling stockholders listed on page 15, or their transferees, of up to 776,453 shares of our common stock already issued and outstanding. The offering price per share registered is $0.001, for maximum offering of $776.45. Nuvola, Inc will receive no proceeds from the sale of already outstanding shares of our common stock by the selling stockholders.

Bollente Companies, Inc. (“BOLC”) deteremined to spin-off Nuvola, Inc. through a divided distribution (the “Spin-Off Distribution”) to BOLC’s stockholders of shares of 776,453 shares of Nuvola’s common stock (the”Spin-Off Shares”). The Spin-Off Distribution was completed on November 24, 2014 (the “Distribution Date”) to stockholders of BOLC common stock on the record date of October 20, 2014 (the “Record Date”). We filed a registration statement with the Securities and Exchange Commission (the “SEC” or “Commission”) related to the Spin-Off Distribution. The Spin-Off Shares were distributed to BOLC stockholders prior to the effective date of the registration statement. The Spin-Off Distribution did not comply with the federal securities laws. As a result we may have potential liability (see “Risk Factors”). This prospectus provides for registration of the Nuvola shares for resale by the holders of the 776,453 Nuvola shares issued in the Spin-Off Distribution.

The selling stockholders, who are deemed underwriters as that term is defined under the Securities Exchange Act of 1934, or the rules and regulations thereunder, may sell these shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission. The selling stockholders will sell at a stated fixed price of $0.001, based upon the price of the last private sale of the Company’s common stock in October 2014, for the duration of the offering. We will not receive any of the proceeds received by the selling stockholders. As of the date of this Prospectus there is no trading market for our stock, furthermore we have not taken any steps to have these securities quoted on the OTCQB. There is no guarantee that our common stock will be quoted on the OTCQB.

For a description of the plan of distribution of the shares, please see page 18 of this prospectus.

We urge you to read carefully the “Risk Factors” section beginning on page 5 where we describe specific risks associated with an investment in Nuvola, Inc. and these securities before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 5.

We are considered a “shell company” under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as additional restrictions. Accordingly, investors should consider our shares to be significantly risky and illiquid investments. See Risk Factors, beginning on page 5.

Our auditors have substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is permitted.

Prospectus (Subject to Completion)

THE DATE OF THIS PROSPECTUS IS __________, 2015.

PROSPECTUS SUMMARY

This summary contains basic information about us and the registration. Except as otherwise required by the context, references in this prospectus to "we," "our," "us,” “Company,” “Nuvola,” refer to Nuvola, Inc.

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus. You should carefully consider the matters discussed in “Risk Factors” beginning on page 5.

The selling stockholders, who are deemed underwriters, may sell these shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission.  The prices at which the selling security holders may sell the shares has arbitrarily been determined to be at $0.001 per share for the duration of the offering. We will not receive any of the proceeds received by the selling stockholders.

Nuvola, Inc. is a development stage company incorporated in the state of Nevada on November 21, 2013. We are attempting to build Nuvola into a premier provider of cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances. Our cloud-based platform will give service providers access to diagnostic reports, system failure alerts and warranty information on all of their smart home products, all in one place. This seamless integration of product data will enable service providers to proactively contact their customers for service calls or warranty extensions, boosting customer retention and their bottom line. Additionally, service providers can use the diagnostic reports to recommend cost- and energy-saving products to their customers. This service is currently in place with Bollente’s trutankless™ line of electric tankless water heaters.

Since our inception on November 21, 2013 through December 31, 2014, we generated $24,800 in revenues pursuant to our Software and Services License Agreement with Bollente, our sole customer and a related party. As reported on our most recent audited period we had $230,788 in assets and a net loss of $165,358. As of our most recent unaudited financial statements for the six month period ended June 30, 2015 , we had $190,968 in assets and a net loss of $4,388 . As of June 30, 2015 , our current cash on hand was $1 . During our initial months of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model.  We also worked with a graphic designer to design a logo.  Additionally, we are in the process of developing our website, which upon completion will detail our cloud integration services and provide contact information (our preliminary webpage has been posted).

Our operations have been limited to start up and developmental activities and we have not yet begun providing cloud based services to any independent customrers.

In June of 2014, we issued $150,000 aggregate principal amount of 8% convertible notes to accredited investors only. In August of 2014, we issued an additional $75,000 aggregate principal amount of 8% convertible notes to accredited investors only. The convertible notes bear interest of 8% per annum with principal and interest due and payable on June 1, 2015 (“Maturity Date”). The convertible notes are convertible at the option of the holder into common stock at a conversion price of $0.50 per share at any time prior to the Maturity Date.  Cash and cash equivalents currently on hand are not sufficient to continue operations for the next twelve months.
Our monthly expenses range between $10,000 and $25,000. We expect that continued focus on acquiring new customers will enable us to increase profitable revenues from operating activities.

Our only source of monthly revenue is pursuant to our Software and Services License Agreement with Bollente, a related party. If we do not generate sufficient cash from operations, we have the ability to reduce certain expenses depending on the level of business operation. We will need to raise $125,000 in additional funds to expand our operations for a twelve month period. We plan on raising the necessary funds in the future from family, friends, and business associates of our President, pursuant to exemptions provided by Section 4(2) and Rule 506 of the Securities Act of 1933.

We are a development stage company with limited operations. We have operated at a loss since our inception, and we cannot assure you that we will operate at a profit in the future. Because we have operated at loss, we have relied upon a private placement of common stock to fund our operations since our inception, and must continue to rely on debt or equity investments until we operate profitably, if ever.

Our auditor's report dated May 15, 2015, on our financial statements for the year ended December 31, 2014 and our auditor’s report dated April 30, 2014, on our financial statements from Inception (November 21, 2013) to December 31, 2013, included a going concern qualification which stated that there was substantial doubt as to our ability to continue as a going concern. We continue to be undercapitalized because of our continued losses from operations.

No member of our management or any of our affiliates have been previously involved in the management or ownership of a development stage company that has not implemented its business plan, engaged in a change of control or similar transaction or has generated no or  minimal resources to date.

As of the date of this prospectus we have one officer and two directors.  Mr. Jeffrey Rassás, our sole officer and a director of the Company, has experience serving as an officer and director of a public company. Mr. Rassás does not have experience running a company whose focus is cloud integration services. Mr. Rassás is involved with other businesses, and will only be devoting a portion of his time to Nuvola, Inc. Mr. Rassás will be devoting approximately 15 to 20 hours per month in regards to Company business.  At this time, and for the next 12 months, the Company does not anticipate hiring additional employees.

Our principal executive office address and phone number is:

NUVOLA, INC.
8800 N. Gainey Center Dr., Suite 270
Scottsdale, Arizona 85258
(480) 275-7572

Summary of the Offering

The Offering

Common Stock Offered by the Stockholders	776,453 shares of common stock, $0.001 par value per share. A total of 776,453 shares of common stock are issued and outstanding.
Offering Price	$0.001 per share.
Total proceeds raised by us from the disposition of the common stock by the selling stockholders or their transferees	We will not receive proceeds from the disposition of already outstanding shares of our common stock by selling stockholders or their transferees.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statement of Operations Summary:

	For the six month period ended June 30, 2015	December 31, 2014
	(Unaudited)	(Audited)

Revenue – related party	$18,600	$24,800

Cost of sale	(5,000)	(5,833)

Gross profit	13,600	18,967

Operating expenses:
General and administrative	170	3,589
Professional fees	8,750	171,629

Total operating expenses	8,920	175,218

Other expenses:
Interest expense	9,068	9,107

Total other expenses	9,068	9,107

Net income (loss)	$(4,388)	$(165,358)

Net loss per common share - basic	$(0.01)	$(0.28)

Balance Sheet Summary:

	June 30 ,	December 31,
	2015	2014
	(unaudited)	(audited)
ASSETS
Current assets:
Cash	$1	$21
Accounts receivable – related party	-	3,100
Notes receivable – related party	171,800	203,500
Total current assets	$171,801	$206,621

Other assets:
Software,net	19,167	24,167
Total other assets	19,167	24,167

Total assets	$190,968	$230,788

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$60,226	$97,226
Notes payable – related party	76,793	74,293
Accrued interest payable	8,175	9,107
Convertible notes payable	225,000	225,000
Convertible notes payable – related party	244	244
Total current liabilities	370,438	405,870

Total liabilities	370,438	405,870

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2015 and December 31, 2014	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 776,453 shares issued and outstanding as of June 30, 2015 and December 31, 2014	776	776
Additional paid-in capital	-	-
Accumulated (deficit)	(180,246)	(175,858)
Total stockholders' deficit	(179,470)	(175,082)

Total liabilities and stockholders' deficit	$190,968	$230,788

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” located on page 13, for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risk Related to the Spin-Off Distribution

We may have potential liability because the spin-off transaction was not registered under the Securities Act.

The spin-off distribution completed on November 24, 2014 may not have complied with the Securities Act of 1933 because the securities transaction was not registered under federal securities laws and we did not seek to qualify these securities for exemption from registration. In addition, such securities transactions were not qualified under state securities laws, and we did not take affirmative steps to ensure the availability of any applicable exemptions from qualification under these state securities laws. As a result the holders of the spin-off shares may have a right to rescind the issuance of the spin-off shares that were not registered or exempt from the registration requirements under the Securities Act of 1933. Consequently, we may be liable under the Securities Act of 1933 for the purchase price of the spin-off shares that are subject to rescission.

As a result of distributing the Spin-Off Shares prior to the effective date of the registration statement we have included a contingent liability footnote to our financial statements. At this time, we are unable to determine the amount of the contingent liability and we are uncertain on the impact to the Company and our financial statements and disclosures.

Risks Relating to Our Industry and Our Business

Our present limited operations have not yet proven profitable.

To date we have not shown a profit in our operations. We do not presently have any other customers other than Bollente. We cannot assure that we will achieve or attain profitability in 2015 or at any other time. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our business operating results and financial condition.

We will need additional capital to finance our operations, which we may not be able to raise or it may only be available on terms unfavorable to us and or our stockholders. This may result in our inability to fund our working capital requirements and harm our operational results.

Current cash on hand and the other sources of liquidity will not be sufficient enough to fund our operations in the ordinary course of business through fiscal 2015. Our monthly expenses range between $10,000 and $25,000. We will need to raise $125,000 in additional funds to expand our operations for a twelve month period. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

We are significantly dependent on our sole officer. The loss or unavailability to Nuvola of Mr. Rassás’ services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements.

Our business plan is significantly dependent upon the abilities and continued participation of Mr. Rassás, our sole officer. It would be difficult to replace Mr. Rassás at such an early stage of development. The loss by or unavailability to Nuvola of Mr. Rassás’ services would have an adverse effect on our business operations and prospects, in that our inability to replace could result in the loss of one’s investment. Mr. Rassás will generate sales through direct marketing and by creating personal contacts; some of whom we may lose as a result of losing Mr. Rassás. If this occurs it may significantly affect our revenues. Finding someone with either Mr. Rassás’ extensive knowledge will be difficult. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Rassás, should his services be discontinued.

Mr. Rassás is involved with other businesses and there can be no assurance that he will continue to provide services to us. Mr. Rassás’ limited time devotion to Nuvola could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Mr. Rassás is currently and may continue to be involved with other businesses.

Mr. Rassás is CEO of Airware Labs, Corp.  This business is Mr. Rassás’ main source of income and therefore requires approximately 25 to 40 hours a week of his time.  Mr. Rassás is planning on allocating an additional 15 to 20 hours a month to the affairs of Nuvola; however there can be no assurance that he will continue to provide services to us. Mr. Rassás will devote only a portion of his time to our activities. Mr. Rassás outside employment does not create a material risk of conflicts of interest with Nuvola.

We do not have an employment agreement with Mr. Rassás, therefore, he could terminate his employment with us at any time. The loss of Mr. Rassás could seriously harm our business.

The market in which we compete is highly competitive.

The market for our products and services are increasingly global and competitive.  As a result, we encounter intense competition in our business.  We expect competition to increase in the future both from existing competitors and new companies that may enter our market.  In addition, we experience competition from in-house information technology departments when companies are determining whether to continue to outsource these services or perform them in-house.  To remain competitive, we will need to invest continuously in product development, marketing, customer service and support and our service delivery infrastructure.  However, we cannot be certain that new or established competitors or in-house information technology departments will not offer products and services that are superior to or lower in price than ours.  We may not have sufficient resources to continue to invest in all areas of product development and marketing needed to maintain a competitive position.

We may need to change our pricing models to compete successfully.

The intense competition we face in the sales of our products and services and general economic and business conditions can put pressure on us to lower our prices.  If our competitors offer deep discounts on certain products or services or develop products and services that the marketplace considers more valuable, we may need to lower prices further or offer other favorable terms in order to compete successfully.  Furthermore, a shift by customers towards products and services that are less expensive may also adversely affect pricing for our products.  Any such changes could have a material adverse effect on our business, results of operations and financial condition.

Our inability to adapt to rapid technological change could impair our ability to remain competitive.

The industry in which we compete is characterized by rapid technological change, frequent new product and service introductions and evolving industry standards.  Our future success will depend in significant part on our ability to anticipate industry standards and to continue to enhance existing products and services and introduce and acquire new products and services on a timely basis to keep pace with technological developments.  We expect that we will continue to incur significant expenses in the design, development and marketing of new products and services.  Our competitors may implement new technologies before we are able to implement them, allowing our competitors to provide more effective products and services at lower prices.

We cannot provide assurance that we will be successful in developing, acquiring or marketing new or enhanced products or services that respond to technological change or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, acquisition or marketing of such products or services or that our new or enhanced products and services will adequately meet the requirements of the marketplace and achieve market acceptance.  Any delay or failure in the introduction of new or enhanced products or services, or the failure of such products or services to achieve market acceptance, could have a material adverse effect on our business, results of operations and financial condition.

Risks associated with the Internet, changing standards, alternate technologies, competition, taxation, regulation and associated compliance efforts may adversely impact our business.

The use of the Internet as a vehicle for electronic data interchange, or EDI, and related services currently raises numerous issues, including reliability, data security, data integrity and rapidly evolving standards.  New competitors, which may include media, software vendors and telecommunications companies, offer products and services that utilize the Internet in competition with our products and services and may be less expensive or process transactions and data faster and more efficiently.  Internet-based commerce is subject to increasing regulation by federal, state and foreign governments, including in the areas of data privacy and breaches.  Laws and regulations relating to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for Internet-based solutions and restricting our ability to store, process and share data through the Internet.  Taxation of services provided over the Internet and governmental restrictions on Internet usage may be imposed in jurisdictions where we operate.  Although we believe that the Internet will continue to provide opportunities to expand the use of our products and services, we cannot ensure that our efforts to exploit these opportunities will be successful or that increased usage of the Internet for business integration products and services or increased competition, taxation and regulation will not adversely affect our business, results of operations and financial condition.

Business disruptions could adversely affect our business, results of operations and financial condition.

Unexpected events, including natural disasters and severe weather events, could increase the cost of doing business or otherwise harm our business or our customers’ businesses. It is not possible for us to predict the occurrence or consequence of any such events.  However, such events could reduce demand for our products and services or make it difficult or impossible for us to deliver our products and services to our customers.

Our products and services may not achieve market acceptance, which could cause our revenue to decline.

Deployment of our products and services requires interoperability with a variety of software applications and systems and, in some cases, the ability to process a high number of transactions.  If our products and services fail to satisfy these demanding technological objectives, our customers may be dissatisfied and we may be unable to generate future sales.  Failure to establish a significant base of customer references will significantly reduce our ability to sell our products and services to customers.

We are frequently required to enhance and update our products and services as a result of changing standards and technological developments, which makes it difficult to recover the cost of development and forces us to continually qualify new products with our customers.

For our products to be competitive, we must be among the first to market with next-generation products.  Over the last several years, the rate at which new technological developments have been introduced into the market has grown at a much more rapid pace than it had previously.  Continually updated standards for the electronic exchange of information, such as those issued by the American National Standards Institute, have required us to produce frequent enhancements to our products and services and provide some of our value-added solutions and related software with additional functionality.  The frequency with which we must enhance our products makes it more difficult for us to recover the costs associated with product development because those costs must be recovered over increasingly shorter periods of time.  We expect this trend to continue, and it may even accelerate.  As a result, we may not be able to recover all of our product development costs, which could affect our profitability.  Any failure or delay in our product development or quality assurance process could result in our losing sales until we are able to introduce the new product.

We may experience product failures or other problems with new products, all of which could adversely impact our business.

Software products and application-based services as complex as those we offer may contain undetected errors or failures when first introduced or when new versions are released.  If software errors are discovered after introduction, our software licensees may seek to assert claims of liability.  We also could experience delays or lost revenues during the period required to correct the errors or loss of, or delay in, market acceptance, which could have a material adverse effect on our business, results of operations and financial condition.

The use of “open source” software in our products and services may expose us to additional risks and harm our intellectual property.

Our products and services sometimes utilize and incorporate software that is subject to open source licenses.  Open source software is freely accessible, usable and modifiable.  Certain open source software licenses require a user who intends to distribute the open source software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software.  In addition, certain open source software licenses require the user of such software to make any derivative works of the open source-code available to others on unfavorable terms or at no cost.  This can effectively render what was previously proprietary software open source software.

While we monitor the use of all open source software in our products and services and try to ensure that no open source software is used in such a way as to require us to disclose the source code to the related product or service, such use could inadvertently occur.  Additionally, if a third party software provider has incorporated certain types of open source software into software we license from such third party for our products or services, we could, under certain circumstances, be required to disclose the source-code to our products or services.  This could harm our intellectual property position and have a material adverse effect on our business, results of operations and financial condition.

We may experience service failures or interruptions due to defects in the hardware, software, infrastructure, third party components or processes that comprise our existing or new solutions, as well as human error, any of which could adversely affect our business.

There may be defects in the hardware, software, infrastructure, third party components or processes that are part of the services and solutions we provide.  If these defects lead to service failures, we could experience delays or lost revenues during the period required to correct the cause of the defects.  We cannot be certain that defects will not be found in new solutions or upgraded solutions, resulting in loss of, or delay in, market acceptance, which could have an adverse effect on our business, results of operations and financial condition.

Because customers use our services and solutions for critical business processes, any defect in our solutions, any disruption to our solutions, or any error in execution, as well as human error, could cause recurring revenue customers to cancel their contracts with us, prevent potential customers from joining our network and harm our reputation.  These defects, disruptions or errors, could be subject to litigation for actual or alleged losses to our customers’ businesses, which may require us to spend significant time and money in litigation or arbitration or to pay significant settlements or damages.  We do not currently maintain any warranty reserves.  Defending a lawsuit, regardless of its merit, could be costly and divert management’s attention and could cause our business to suffer.

The insurers under our existing liability insurance policy could deny coverage of a future claim that results from an error or defect in our technology or a resulting disruption in our solutions, or our existing liability insurance might not be adequate to cover all of the damages and other costs of such a claim.  Moreover, we cannot assure you that our current liability insurance coverage will continue to be available to us on acceptable terms or at all.  The successful assertion against us of one or more large claims that exceeds our insurance coverage, or the occurrence of changes in our liability insurance policy, including an increase in premiums or imposition of large deductible or co-insurance requirements, could have an adverse effect on our business, financial condition and operating results.  Even if we succeed in litigation with respect to a claim, we are likely to incur substantial costs and our management’s attention will be diverted from our operations.

We rely on third parties to provide certain services, and any failure of such third parties could adversely affect our business, results of operations and financial condition.

Failure of our third party providers to provide adequate Internet, telecommunications and power services could result in significant loss of revenue.  Our operations depend upon third parties for Internet access and telecommunications services, as well as for data center co-location services.  Frequent or prolonged interruptions of these services could result in significant loss of revenues.  We could experience outages, delays and other difficulties due to system failures unrelated to our internal activities in the future.  These types of occurrences could also cause users to perceive our services as not functioning properly and therefore cause them to use other methods to deliver and receive information.  We have limited control over these third parties and cannot provide assurance that we will be able to maintain satisfactory relationships with any of them on acceptable commercial terms or that the quality of services that they provide will remain at the levels needed to enable us to conduct our business effectively, which could have a material adverse effect on our business, results of operations and financial condition.

Security breaches could harm our business.

A significant component of electronic data interchange is the secure processing and transmission of confidential information over telecommunications networks. In facilitating data exchange between our customers and their trading partners, we rely on encryption and authentication technology licensed from third parties and intrusion detection technologies to protect the confidentiality of our customers’ information.  We cannot assure you that our efforts to protect this information will be successful, due to the actions of third parties, software bugs or other technical malfunctions, employee error or malfeasance, or other factors.

Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data.  A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations.  Our security measures may not prevent security breaches.  Our failure to prevent security breaches could harm our business, damage our reputation and expose us to a risk of loss or litigation, regulatory action and possible liability, each of which could affect our financial condition, results of operations and growth prospects.  We also may need to incur significant additional costs to protect against similar information security breaches in the future.   Furthermore, such security breaches could lead our existing customers and potential customers to have significant concerns about secure transmissions of confidential information which may create a significant obstacle in the general acceptance of our products and services.

Our operations are dependent on our ability to protect our data centers against damage.

Our operations are dependent upon our ability, or the ability of third party providers, to protect our computer equipment and the information stored in our or third party data centers against damage that may be caused by fire, power loss, telecommunications failures, unauthorized intrusion, computer viruses and disabling devices, natural disasters, terrorist attacks and other events.  We cannot provide assurance that terrorism, fire or other natural disaster, including national, regional or local telecommunications disruptions, would not result in a prolonged disruption of our network services or permanently impair some of our operations.  A prolonged service disruption or other impairment of operations could:  damage our reputation with customers; expose us to liability; cause us to lose existing customers; or increase the difficulty of attracting new customers.  We may also incur significant costs for using alternative off-site equipment or taking other actions in preparation for, or in reaction to, events that damage our data centers.

We maintain business interruption insurance.  However, even if we recovered under such an insurance policy, the lost revenues or increased costs that we experience during the disruption of our network services business, and longer term revenue losses due to loss of customers, may not be recoverable under the policy.  If this were to occur, our business, results of operations and financial condition could be materially adversely affected.

A failure to attract or retain qualified personnel or highly skilled employees could adversely affect our business.

Given the complex nature of the technology on which our business is based and the speed with which such technology advances, our future success is dependent, in large part, upon our ability to attract and retain highly qualified managerial, technical and sales personnel.  Competition for talented personnel is intense, and we cannot be certain that we can retain our managerial, technical and sales personnel, or that we can attract, assimilate or retain such personnel in the future.  Our inability to attract and retain such personnel could have a material adverse effect on our business, results of operations and financial condition.

Delays and inaccuracies in our billing and information systems may have an adverse effect on our operations.

Sophisticated information and billing systems are vital to our growth and ability to monitor costs, bill customers, provide services to customers and achieve operating efficiencies.  As we begin to offer new products and services, we intend to install new billing systems or upgrade existing ones.  Delays or inaccuracies in billing, our inability to implement solutions in a timely manner or our failure to implement and maintain sophisticated information and billing systems may have an adverse effect on our business, results of operations and financial condition.

Risks Relating to Ownership of Our Common Stock

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.”

Even if we no longer qualify as an “emerging growth company”, we may still be subject to reduced reporting requirements so long as we are considered a “Smaller Reporting Company.”

Many of the exemptions available for emerging growth companies are also available to smaller reporting companies like us that have less than $75 million of worldwide common equity held by non-affiliates.  So, although we may no longer qualify as an emerging growth company, we may still be subject to reduced reporting requirements.

Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal assets, we are considered a “shell company.” The Company’s shell company status results in the following consequences: (i) the Company is ineligible to file a registration of securities using Form S-8; and (ii) pursuant to Rule 144, sales of our securities pursuant to Rule 144 are not able to be made until we have ceased to be a “shell company” and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC) has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because none of our non-registered securities can be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price.

As of the date of this information statement, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC-QB market maker for sponsorship of our securities on the Over-the-Counter-QB, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC-QB, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, shareholders may be unable to liquidate their shares for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this spin-off.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for shareholders to liquidate their shares even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

We are registering all of our issued and outstanding shares of common stock in this offering, which if the ownership of our common stock becomes highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in a change of control.

The significant concentration of stock ownership, if it should occur, may adversely affect the Company and may result in a change of control. If a change in control occurs we do not know who the new owners would be or what impact such a change would have on the Company. In addition, the effect the resale of all of the shares might have on the market is unknown.

ABOUT THIS PROSPECTUS

You should only rely on the information contained in this prospectus.  We have not, and the selling stockholders have not, authorized anyone to provide information different from that contained in this prospectus.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

AVAILABLE INFORMATION

Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) and Section 15(d) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Nuvola files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.E.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1, including exhibits and schedules, under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus by the selling stockholders identified in this prospectus. This prospectus, which constitutes part of the registration statement, does not include all the information set forth in the registration statement and its exhibits, certain parts, such as Part II of the registration statement, are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, one should refer to such registration statement, exhibits and schedules.  A copy of the registration statement, including the exhibits and schedules can may be reviewed and copied at the SEC’s public reference facilities or through the SEC’s EDGAR website.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Description of Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “intends to”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors”, “Plan of Operation” and elsewhere in this prospectus. The “Risk Factor” section identifies all known material risks to the Company. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update any of the forward-looking statements after the date of effectiveness to conform forward-looking statements to actual results.

USE OF PROCEEDS

We will not receive any proceeds from the disposition of the shares of common stock by the selling security holders or their transferees.

SELLING STOCKHOLDERS

The shares to be offered by the selling stockholders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling stockholders the opportunity to publicly sell these shares.  The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders.  The selling stockholders may from time to time offer and sell all or a portion of their shares at the fixed sales price to the public of $.001 per share.

Each of the selling stockholders (i) purchased the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of purchase of such securities, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling stockholders.

Selling Stockholder Information

The following is a list of selling stockholders who own an aggregate of 776,453 shares of our common stock covered in this prospectus.  Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares.

	Number of Shares	Number of Shares to	Shares Beneficially Owned After Offering
Name	Owned	be Offered	Number	Percent
RODNEY J CULLUM	2,000	2,000	0	--
CEDE & CO (FAST)	108,209	108,209	0	--
SAMUEL E BRESSLER & SANDRA L BRESSLER JTWROS (1)	5,500	5,500	0	--
GEOFFREY ABEL	4	4	0	--
DAVID AGUILAR TTEE UA DTD 5/10/2012 DAVID AGUILAR & DENISE MILLER LIVING TRUST 2012 (2)	500	500	0	--
CARLOS ALCANTARA	250	250	0	--
SHANDA ALCANTARA	250	250	0	--
MARK C BAKER	2	2	0	--
Willam Bauer	12,500	12,500	0	--
BEN SAVY ACCOUNTING INC (3)	250	250	0	--
GARY BERLIN TTEE UA DTD 08/02/2012 GARY BERLIN TRUST (4)	7,500	7,500	0	--
EDWARD BIOCIC	500	500	0	--
GARY BLUHM TRUSTEE U/A DTD 05-24-04 BLUHM LIVING TRUST (5)	3,750	3,750	0	--
ALLAN BOND	50	50	0	--
Scott Borgerson	2,145	2,145	0	--
STEVEN BOWDITCH	2,000	2,000	0	--
GARY BRAUNS & LINDA BRAUNS JTWROS (6)	3,750	3,750	0	--
MICHAEL BRENNAN	50	50	0	--
NICHOLAS L BRESSLER & SARAH A BRESSLER JTWROS (7)	250	250	0	--
SAMUEL W BRESSLER & SUSAN J BRESSLER JTWROS (8)	250	250	0	--
M. KIRK BRIMHALL	1,250	1,250	0	--
JIM BURNS & LYNN BURNS JT TEN (9)	55,000	55,000	0	--
THOMAS A BURNS JR	500	500	0	--
TIM BUTLER	50	50	0	--
C & W VENTURES LLC (10)	1,250	1,250	0	--
DAVID CABLE	5	5	0	--
JAMES G CANNON	500	500	0	--
CARD A CLIENT LLC (11)	2,580	2,580	0	--
MARK JOHN CHANEY	500	500	0	--
Claire Shuman	250	250	0	--
JONATHAN D CLARK	1,500	1,500	0	--
SCOTT CLEARWATER	300	300	0	--
CRAIG GUTCHOW & CYNTHIA KENNER TEN COM (12)	130	130	0	--
CRAIG J WISNER	250	250	0	--
RICHARD CUSIMANO	1,000	1,000	0	--
ANDREW DAO & LYNN DAO JT TEN (13)	5,000	5,000	0	--
Daytona LLC (14)	250	250	0	--
Dominic DeAngelis	450	450	0	--
STEVE DRISCOLL	250	250	0	--
ROBERT E DUBOSE JR	750	750	0	--
Cyrus Elder	125	125	0	--
ENVISION GROWTH PARTNERS LLC (15)	13,500	13,500	0	--

ERNIE GRAHAM OIL INC (16)	1,000	1,000	0	--
DELAWARE CHARTER FBO ALISON SIMPSON ROLLOVER IRA (17)	500	500	0	--
DELAWARE CHARTER FBO JASON A ANGYALFY ROTH IRA C/O COR CLEARING (18)	1,000	1,000	0	--
DELAWARE CHARTER FBO JUDITH V ANGYALFY ROTH IRA C/O COR CLEARING (19)	1,750	1,750	0	--
DELAWARE CHARTER FBO RODNEY J CULLUM ROLLOVER IRA (20)	5,000	5,000	0	--
DELAWARE CHARTER FBO SUMMER ANGYALFY SNOEK IRA (21)	1,000	1,000	0	--
DELAWARE CHARTER FBO WILLIAM B ANGYALFY ROTH IRA C/O COR CLEARING (22)	1,750	1,750	0	--
DUANE L FEMRITE TRUSTEE DTD U/A 08-13-04 DUANE L FEMRITE REVOCABLE FAMILY TRUST (23)	6,250	6,250	0	--
EVELIM FERREIRA	250	250	0	--
MICHAEL FOURS	10	10	0	--
FOUTS MANAGEMENT INC FBO MICHAEL H FOUTS 401K (24)	6,150	6,150	0	--
FOUTS MANAGEMENT INC FBO SARAH M FOUTS 401K (25)	350	350	0	--
MICHAEL H FOUTS & SARAH M FOUTHS JTWROS (26)	5,000	5,000	0	--
MICHAEL H FOUTS TTEE UA DTD 01/01/2004 FBO SARAH M FOUTS 401K PLAN (27)	1,000	1,000	0	--
QUALIFIED PLAN CONSULTANTS LLC FBO MICHAEL H FOUTS 401K PLAN (28)	1,000	1,000	0	--
FOUTS MANAGEMENT INC (29)	7,075	7,075	0	--
GERALDINE PALMQUIST	250	250	0	--
Robert Gordon	10,763	10,763	0	--
TRACY GROVER	1	1	0	--
Leif Gullickson	750	750	0	--
CRAIG GUTCHOW	8	8	0	--
H E TRUST LLC (30)	5,000	5,000	0	--
BRODY HANSSEN	7,500	7,500	0	--
HUDD M HASSELL	5,000	5,000	0	--
HAYJOUR FAMILY LP (31)	25,000	25,000	0	--
DENNIS HENNINGSEN	5	5	0	--
GLENN A HERTZOG	5,000	5,000	0	--
THOMAS A HEWEL	500	500	0	--
JH DARBIE HOLDING(32)	50	50	0	--
RUSSELL J HOOKER & SADIE A HOOKER JTWROS (33)	1,250	1,250	0	--
ADNAN HORAN & LISA HORAN TTEES U/A DTD 2-21-08 (34)	2,500	2,500	0	--
PAUL HORTON	500	500	0	--
JACQUELINE P HUNT	500	500	0	--
GABRIEL W HYNES	1,000	1,000	0	--
PATRICK B HYNES & KATHY K HYNES JTWROS (35)	1,500	1,500	0	--

IAN WHITMORE	7,500	7,500	0	--
GERTRUDE INGRAM	4	4	0	--
ISAAC BERLIN	600	600	0	--
GREG ISCHE	133	133	0	--
KEITH JACOBS	1,260	1,260	0	--
WILLIAM T JACQUES	2,500	2,500	0	--
MICHAEL F JAURENA	723	723	0	--
JOHN SULLIVAN	350	350	0	--
ABE D JOHNSON	1,250	1,250	0	--
MICHAEL M JOHNSTON & ERIN M PLATTS JTWROS (36)	2,000	2,000	0	--
PHILIP S JUETTEN & MARY E JUETTEN JTWROS (37)	2,500	2,500	0	--
MARTIN RONALD KACZMAREK	1,000	1,000	0	--
ROY J KANE	1,000	1,000	0	--
Kaskade Partners, LLC (38)	12,500	12,500	0	--
KAREN KAY	1,250	1,250	0	--
CYNTHIA KENNER	8	8	0	--
SUE KENNER	2	2	0	--
EDDIE KHOURY	10,000	10,000	0	--
PAUL KIEHNE	1,250	1,250	0	--
PAUL M KOLOSSO	1,600	1,600	0	--
CHRISTOPHER KORTAS	6	6	0	--
JOHN KOVESDY	6	6	0	--
PAUL KRASZESKI	1,500	1,500	0	--
NICOLE L KROL	500	500	0	--
BRYAN KUSTER	4	4	0	--
COREY LAMBRECHT	5,000	5,000	0	--
MICHAEL LANE	350	350	0	--
WILLIAM A LATHAM	500	500	0	--
LELYA J MENSCHER	1,000	1,000	0	--
LEM INVESTMENTS LLC (39)	5,000	5,000	0	--
CORE FINANCIAL COMPANIES LLC (40)	750	750	0	--
NASCENT VALUE LLC (41)	500	500	0	--
PERIGON COMPANIES LLC (42)	34,638	34,638	0	--
SONORAN ENTERPRISES LLC (43)	11,750	11,750	0	--
WINFIELD EXCLUSIVE FUND I LLC (44)	500	500	0	--
MARK W SCHOUTEN	250	250	0	--
GARY MATTHEWS	250	250	0	--
JEFFREY S MAYHALL	13,000	13,000	0	--
MAYHALL VENTURES LLC (45)	4,500	4,500	0	--
CHARLES B MCINTYRE III & SONA A MCINTYRE JTWROS (46)	1,000	1,000	0	--
GREG MCMILLAN	250	250	0	--
WILLIAM MCNALLY	2	2	0	--
DWAIN MENDENHALL	7,500	7,500	0	--
DAVIS FELL MERWIN	5,000	5,000	0	--
ROBERT MEYERS	500	500	0	--
DELWARE CHARTER FBO MICHAEL H FOUTS ROLLOVER IRA C/O COR CLEARING (47)	2,125	2,125	0	--
WILBERT L MILES	500	500	0	--
JONATHAN MININGER	2,520	2,520	0	--
RYAN MININGER	7,500	7,500	0	--
VICTORIA F MINK	1	1	0	--
BARRY MONHEIT TRUSTEE U/A DTD 07-16-02 MONHEIT FAMILY TRUST (48)	2,500	2,500	0	--
ROGER MORRISON	2,500	2,500	0	--
BRIAN H MURPHY	465	465	0	--
Leah Newby	1,250	1,250	0	--
OAK LEAF HOLDINGS LLC (49)	12,500	12,500	0	--

Optimum Holdings, LLC (50)	15,000	15,000	0	--
ROBERTSON J ORR	26,816	26,816	0	--
ROBERTSON ORR	1,500	1,500	0	--
Analilia Ortegon	500	500	0	--
KORIN PARSONS	5,000	5,000	0	--
MELISSA PATTERSON	6	6	0	--
PERIGON VENTURES LLC (51)	30,000	30,000	0	--
Peter R Stephan or Cindy L Stephan TTEES STEPHEN FAMILY TRUST DTD 8/2/1993 (52)	250	250	0	--
David Peyton & SUSAN PEYTON JTWROS (53)	50	50	0	--
PHILIP C WISNER	250	250	0	--
MICHAEL PIDDOCK	1,505	1,505	0	--
KENNETH PIFER	2,500	2,500	0	--
JENNIFER POCHE	1	1	0	--
R H TRUST CO LLC (54)	7,500	7,500	0	--
Frank Riggall & CYNTHIA RIGGALL JTWROS (55)	5,000	5,000	0	--
WILLIAM RIGGALL	3,000	3,000	0	--
DARRYL L RILEY	2,500	2,500	0	--
RML Properties, Inc. (56)	10,000	10,000	0	--
KYLE ROBERTSON & MARILYN ROBERTSON JTWROS (57)	350	350	0	--
BASIL VAN ROOYEN	250	250	0	--
REANN VAN ROOYEN	375	375	0	--
CHARLES ROSENBERG	1,000	1,000	0	--
RUSSELL HERSOWITZ TRUSTEE U/A DTD 07-30-97 RUSSELL HERSOWITZ TRUST (58)	375	375	0	--
STEVEN ETTLINGER TRUSTEE U/A DTD 12-09-13 S. ETTLINGER FAMILY TRUST (59)	750	750	0	--
KASSAB SAIGH	17,500	17,500	0	--
RAY SAIGH	12,500	12,500	0	--
ELIAS JAMES SAYEGH	1,500	1,500	0	--
EMILE PAUL SAYEGH	500	500	0	--
MARTIN SAYEGH	1,250	1,250	0	--
NABIL SAYEGH	1,000	1,000	0	--
NADEM SAYEGH	1,250	1,250	0	--
STEVEN SAYEGH	5,000	5,000	0	--
JAMES SCHNEIDER	50	50	0	--
JEREMIAH SCHOCH	1	1	0	--
MATT SCHONEMAN	250	250	0	--
EMMITT SCOTT	50	50	0	--
SEAN RYAN KING	600	600	0	--
ROBERT SHUMAN	250	250	0	--
Victor Sibilla	2,500	2,500	0	--
MARK SIMPSON	250	250	0	--
Derik Smith	125	125	0	--
ERIK G SMITH	2,500	2,500	0	--
JASON SNYDER	115	115	0	--
JAMES SPIVEY	500	500	0	--
DOUGLAS STEBBINS	2,500	2,500	0	--
MICHAEL D STEBBINS	24,500	24,500	0	--
MICHAEL D STEBBINS TTEE UA DTD 6/19/2009 JEFFREY M STEBBINS IRREV TR FBO MARCIA M HIGGS (60)	20	20	0	--
STEPHEN R CHAPMAN	550	550	0	--
STOCKBRIDGE ENTERPRISES LP (61)	10,000	10,000	0	--
GREGORIA K SUCHY TTEE UA DTD 11/14/2011 GREGORIA K SUCHY TRUST (62)	1,500	1,500	0	--
T BURNS ENTERPRISES INC 401 K PLAN FBO CASSANDRA BURNS (63)	500	500	0	--

TAX SHELTER COMPENSATION INC (64)	625	625	0	--
TD AMERITRADE CLEARING INC	250	250	0	--
LESLIE FRANK OLSON TRUSTEE U/A DTD 10-11-00 THE OLSON FAMILY TRUST (65)	1,250	1,250	0	--
MATTHEW H SLYTER TRUSTEE U/A DTD 06-15-05 THE SLYTER FAMILY TRUST (66)	1,750	1,750	0	--
JON RUSSELL THORNE III	1,000	1,000	0	--
JAMES E THORNSBERRY	1,050	1,050	0	--
John Richard Tomkinson	1,500	1,500	0	--
GLORIA TYRRELL TTEE UA DTD 5/16/1990 (67)	1,500	1,500	0	--
CHRISTOPHER C VELONA	1,250	1,250	0	--
Steven Wade	3,750	3,750	0	--
KEITH JAMES WARCHOL	750	750	0	--
JOHN P WEGERSKI JR & LINDA J WEGERSKI JTWROS (68)	1,000	1,000	0	--
White Isle Holdings, LLC (69)	17,500	17,500	0	--
BRADLEY WHITTLE	50	50	0	--
WILL F SHUMAN	250	250	0	--
KATHERINE WILLIAMS	1	1	0	--
Thomas Wise	2,500	2,500	0	--
ROBERT C WISNER	4,000	4,000	0	--
JANE E WOLFE	100	100	0	--
MIKEAL H WOLFE	100	100	0	--
CRAIG GUTCHOW & CYNTHIA KENNER JT WROS (70)	17,500	17,500	0	--
DORAN D YELTON II	500	500	0	--
Amy Zacharias	1,100	1,100	0	--
GARY W ZUREK & JEANNE L ZUREK JTWROS (71)	625	625	0	--
Total:	776,453	776,453	0	--
(1)	Samuel Bressler and Sandra Bressler share voting and investment power over these securities.
(2)	David Aguilar has voting and investment power over these securities.
(3)	Ben Savy has voting and investment power over these securities.
(4)	Gary Berlin has voting and investment power over these securities.
(5)	Gary Bluhm has voting and investment power over these securities.
(6)	Gary Brauns has voting and investment power over these securities.
(7)	Nicholas L. Bressler has voting and investment power over these securities.
(8)	Samuel W. Bressler has voting and investment power over these securities.
(9)	Jim Burns has voting and investment power over these securities.
(10)	Martin Kaszmarek has voting and investment power over these securities.
(11)	Derrick Mains has voting and investment power over these securities.
(12)	Craig Gutchow and Cynthia Kenner share voting and investment power over these securities.
(13)	Andrew Dao and Lynn Dao share voting and investment power over these securities.
(14)	Roy Shuman has voting and investment power over these securities.
(15)	Joshua Allred has voting and investment power over these securities.
(16)	Brian Olsen has voting and investment power over these securities.
(17)	Alison Simpson has voting and investment power over these securities.
(18)	Jason A. Angyalfy has voting and investment power over these securities.
(19)	Judith V. Angyalfy has voting and investment power over these securities.
(20)	Rodney J. Cullum has voting and investment power over these securities.
(21)	Summer Angyalfy has voting and investment power over these securities.
(22)	William B. Angyalfy has voting and investment power over these securities.
(23)	Duane L. Femrite has voting and investment power over these securities.
(24)	Michael H. Fouts has voting and investment power over these securities.
(25)	Sarah M Fouts has voting and investment power over these securities.
(26)	Michael H. Fouts and Sarah M. Fouts share voting and investment power over these securities.
(27)	Sarah M. Fouts has voting and investment power over these securities.
(28)	Michael Fouts has voting and investment power over these securities.
(29)	Michael Fouts has voting and investment power over these securities.
(30)	Eddie Drozd has voting and investment power over these securities.
(31)	Jeffrey Rassas has voting and investment power over these securities.
(32)	Robert Rabinowitz has voting and investment power over these securities.
(33)	Russel J. Hooker and Sadie A. Hooker share voting and investment power over these securities.
(34)	Adnan Horan and Lisa Horan share voting and investment power over these securities.

(35)	Patrick B. Hynes and Kathy K. Hynes has voting and investment power over these securities.
(36)	Michael M. Johnston & Erin M. Platts share voting and investment power over these securities.
(37)	Philip S. Juetten and Mary E. Juetten share voting and investment power over these securities.
(38)	Jeffrey M. Stebbins and Marcia Higgs shares voting and investment power over these securities.
(39)	Lou Werner III has voting and investment power over these securities.
(40)	Michael Stebbins has voting and investment power over these securities.
(41)	Thomas Madden has voting and investment power over these securities.
(42)	Eric Stebbins has voting and investment power over these securities.
(43)	John Kovesdy has voting and investment power over these securities.
(44)	Jeffrey Stebbins has voting and investment power over these securities.
(45)	Jeff Mayhall has voting and investment power over these securities.
(46)	Charles B. McIntyre III and Sona A. McIntyre share voting and investment power over these securities.
(47)	Michael H. Fouts has voting and investment power over these securities.
(48)	Barry Monheit has voting and investment power over these securities.
(49)	Raymond Saigh has voting and investment power over these securities.
(50)	Glenn Berkley has voting and investment power over these securities.
(51)	Joshua Allred has voting and investment power over these securities.
(52)	Peter R. Stephan and Cindy L. Stephen share voting and investment power over these securities.
(53)	David Peyton has voting and investment power over these securities.
(54)	Cinnamon Wing has voting and investment power over these securities.
(55)	Frank Riggall has voting and investment power over these securities.
(56)	Robert Morrow Leatherman has voting and investment power over these securities.
(57)	Kyle Robertson and Marilyn Robertson share voting and investment power over these securities.
(58)	Russell Hersowitz has voting and investment power over these securities.
(59)	Steven Ettlinger has voting and investment power over these securities.
(60)	Marcia M. Higgs has voting and investment power over these securities.
(61)	Mitchell Saltz has voting and investment power over these securities.
(62)	Gregoria K. Suchy has voting and investment power over these securities.
(63)	Cassandra Burns has voting and investment power over these securities.
(64)	Gary Zurek has voting and investment power over these securities.
(65)	Leslie Frank Olson has voting and investment power over these securities.
(66)	Matthew H. Slyter has voting and investment power over these securities.
(67)	Gloria Tyrrell has voting and investment power over these securities.
(68)	John P. Wegerski Jr. and Linda J. Wegerski share voting and investment power over these securities.
(69)	Whitney Larson has voting and investment power over these securities.
(70)	Craig Gutchow and Cynthia Kenner share voting and investment power over these securities.
(71)	Gary W. Zurek and Jeanne L. Zurek share voting and investment power over these securities.

Unless footnoted above, based on information provided to us, none of the selling stockholders are affiliated or have been affiliated with any broker-dealer in the United States. Except as otherwise provided in this prospectus, none of the selling stockholders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

PLAN OF DISTRIBUTION

We are registering the shares currently held by our stockholders to permit them and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of any selling stockholder, and we will not receive any of the proceeds from any sales of shares by such stockholders.  The price at which the selling security holders may sell the shares has arbitrarily been determined to be at $0.001 per share.  Once we have received a trading symbol on the OTCQB, or securities exchange, the selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their registered shares of common stock on any stock exchange market or trading facility on which our shares may be traded or in private transactions.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, if our shares are ever approved for trading on an exchange or by other means. If our shares are approved for such trading, as to which we cannot provide any assurance, these dispositions will be at a fixed price of $0.001 per share for the duration of the offering. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein if our shares are approved for listing on an exchange or for trading on the OTCQB:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block
•	as principal to facilitate the transaction;
•	purchases by a broker-dealer as principle and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transaction;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

As of the date of this prospectus, the Company has no information on the manner or method by which any selling stockholder may intend to sell shares. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

If a trading market for our common stock develops, the selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers. We cannot assure you that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling stockholders.  The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, will be deemed "underwriters" as that term is defined under the Securities Act or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling stockholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling stockholder has entered into an agreement with a prospective underwriter. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling stockholders or any other such person.  Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" (the period of time between the filing of a preliminary prospectus with the SEC and a public offering of the securities; usually 20 days) periods prior to the commencement of such distribution.  In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions, rules and regulations of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the selling stockholders.

We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.  In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.  Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.  Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions.  We have advised the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.  Selling stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Shares of common stock distributed to our stockholders will be freely transferable, except for shares of our common stock received by persons who may be deemed to be "affiliates" of the Company under the Securities Act.  Persons who may be deemed to be affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal stockholders.   Persons who are affiliates will be permitted to sell their shares of common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 adopted under the Securities Act.

Penny Stock Regulations

Our common stock will be considered a "penny stock" as defined by Section 3(a)(51) and Rule 3a51-1 under the Securities Exchange Act of 1934. A penny stock is any stock that:

•	sells for less than $5 a share,
•	is not listed on an exchange, and
•	is not a stock of a "substantial issuer."

We are not now a "substantial issuer" and cannot become one until we have net tangible assets of at least $5 million, which we do not now have.

Statutes and SEC regulations impose strict requirements on brokers that recommend penny stocks. Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine"

•	that transactions in penny stocks are suitable for the person and
•	the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.  Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.  Compliance with these requirements can often delay a proposed transaction and can result in many broker-dealer firms adopting a policy of not allowing their representatives to recommend penny stocks to their customers.

Another SEC rule requires a broker-dealer that recommends the sale of a penny stock to a customer to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market.  The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction.  Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

The above penny stock regulatory scheme is a response by Congress and the SEC to abuses in the marketing of low-priced securities by "boiler room" operators.  The scheme imposes market impediments on the sale and trading of penny stocks.  It limits a stockholder's ability to resell a penny stock.

Our management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 776,453 shares are currently outstanding. Holders of common stock have no cumulative voting rights, but are entitled to one vote for each share of common stock they hold. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution or winding up of Nuvola, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares of Preferred stock are outstanding as of the date of this Current Report.  The preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series.  Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•      adopt resolutions;
•      to issue the Shares;
•      to fix the number of shares;
•      to change the number of shares constituting any series; and
•      to provide for or change the following:
-	the voting powers;
-	designations;
-	preferences; and
-	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
*      dividend rights (including whether dividends are cumulative);
*      dividend rates;
*      terms of redemption (including sinking fund provisions);
*      redemption prices;
*      conversion rights; and
*	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management.  The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock.  For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock.  Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

1.	20 to 33 1/3%,
2.	33 1/3 to 50%, or
3.	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.  Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which;

1.	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Nuvola, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of Nuvola.  This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having;

1.	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
2.	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
3.	representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

1.
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

2.	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements of Nuvola as of December 31, 2014 are included in this prospectus and have been audited by Seale and Beers, CPAs, an independent auditor located in Las Vegas, Nevada, as set forth in their report appearing elsewhere in this prospectus and are included in reliance upon such reports given upon the authority of such firm as an expert in accounting and auditing.

The legality of the shares offered hereby will be passed upon for us by Stoecklein Law Group, LLP, 401 West A Street, Suite 1150, San Diego, California 92101.

Neither Seale and Beers, CPAs nor Stoecklein Law Group, LLP has been hired on a contingent basis, or has been a promoter, underwriter, voting trustee, director, officer, or employee of Nuvola.

DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Nuvola will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in our articles of incorporation limiting liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•           any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•           for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of their duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves settlement and reimbursement as being for our best interests.

Our officers and sole director are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Nuvola. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Nuvola in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is unenforceable.

DESCRIPTION OF BUSINESS

Business Development Summary

Nuvola, Inc. is a development stage company incorporated in the State of Nevada on November 21, 2013. We were formed to serve as the next-generation home automation and intelligence division of the Bollente portfolio companies to provide technical integration, innovation and ongoing revenue streams after the sale of the individual product.

As a B2B technology solutions service, we will provide a cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances.

During our initial months of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model.  We also worked with a graphic designer to design a logo.  Additionally, we are in the process of developing our website, which upon completion will detail our services and provide contact information (our preliminary webpage has been posted).  Our operations have been limited to start up and developmental activities.

We are attempting to build Nuvola into the premier provider of cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances. In order to generate revenues during the next twelve months, we must:

1. Maintain our website – We believe that the internet is a great marketing tool not only for providing information on our company, but also for providing current information on our cloud integration services and solutions as well as industry related information. We have developed our preliminary website, which is not yet fully operational, and are in the process of developing a more advanced site where we can provide more detailed sections regarding our cloud integration services. We have begun designing a more advanced website, and intend to launch it during the second quarter of 2015. We estimate that the total cost required to complete the development of a more advanced website is $5,000.

2. Develop and implement a marketing plan – Our planned revenue streams will require an extensive list of contacts to allow for the marketing of our cloud integration services and solutions that will help installers and service providers of smart home products and appliances manage information flow throughout their supply chain with their customers and business partners. Awareness of the revenue potential Nuvola will be able to deliver through its website, will be delivered through the implementation of a number of marketing initiatives including search engine optimization, website completion, hosted video demonstrations, third party service contacts, tradeshow attendance, as well as blogging and other forms of social media which are driven by technology and mobile flexibility. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Business of Issuer

Nuvola, Inc., has created a business plan built upon becoming a premier provider of cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances.

We employ a subscription-based cloud services model for our services. Our cloud-based platform will give service providers access to diagnostic reports, system failure alerts and warranty information on all of their smart home products, all in one place. This seamless integration of product data will enable service providers to proactively contact their customers for service calls or warranty extensions, boosting customer retention and their bottom line. Additionally, service providers can use the diagnostic reports to recommend cost- and energy-saving products to their customers. This service is currently in place with Bollente’s trutankless™ line of electric tankless water heaters.

The majority of our revenue will be generated through transaction processing and subscription service fees for access and use of our cloud integration platform.

Marketing plan of operation

In order to begin generating revenue, during the next 12 months, we will focus on developing and implementing a marketing plan that integrates with our website. We believe that using the internet is a great marketing tool not only for providing information on our company, but also for scheduling product demonstrations and web based product sales. We registered the domain name www.nuvolapro.com and have developed a preliminary website. We are working to expand the site to be more comprehensive and intend to have a fully developed website, capable of handling online sales and video based product demonstrations during the fourth quarter of 2015.

Nuvola’s revenue streams will require an improved web presence in addition to direct marketing to installers and service providers of smart home products and appliances. Below are the Marketing initiatives that we are currently working on, as well as an estimated timeline for completion and the estimated or anticipated costs associated with each.

•
Search engine optimization- we are currently working on inserting keywords that describe our in business in the Meta tags of the websites. This will help put our websites at the top of the search results. We expect this to be complete by the end of the fourth quarter of 2015. We estimate the cost to be mainly in time.

•
Including our web addresses (URL’s) in directories- we have begun to identify certain online and offline directories we would like to be included in. We expect to complete this by the end of the fourth quarter of 2015. While some directories are free of charge, others have a small fee. Overall this portion of our business plan may cost up to $200.

•
Making contacts online and in person with installers and service providers of smart home products and appliances- we have been networking through personal networks and have been generally discussing our cloud based technology. While we have not yet made any independent sales, we have fostered interest. This will be an ongoing initiative and there is no cost associated.

•
Developing website based video demonstrations- we have been developing the basic ideas for the video demonstrations, but have not yet filmed or posted anything. We expect this to be completed by the end of the fourth quarter of 2015. We plan on using personal equipment and post to the website using free online video services, so we estimate the cost to be about $100 to purchase small equipment we may need.

•
Facilitating and participating in online discussions - online blogs and discussion boards is one method we plan to use to foster interest in our product. There are boards about business-to-business cloud integration services and all other kinds of topics that we could participate in. We have not yet begun this process, and it will be an on-going initiative. The cost will be in time.

•
Trade show attendance – we are researching different trade shows locally that we could attend. This will be an on-going initiative and the cost per year may be about $500 - $1,000 depending on whether we simply attend or rent a booth.

•
Traditional print marketing campaigns- we are making the decision to print traditional brochures and flyers to hand out. We expect the first set of materials to be designed and printed by the end of the fourth quarter of 2015. We estimate the cost to be around $500.

Currently, our day-to-day operations include researching the best method for online advertising and finding the most applicable directories to include ourselves in. After funding our day to day operations will consist of maintaining the online presence we developed, and developing our sales processes. To date, all of operations have been limited to start up and developmental activities and we have not yet begun providing our cloud based services to any independent customers.

Competition

We face competition in the business-to-business technology solutions services industry by numerous companies whom are already established, have significantly longer operating histories and greater brand recognition as well as, greater financial, management, and other resources.

Our ability to compete successfully depends on multiple factors, both within and outside of our control. The principal factors are:

•	quality of service, including the reliability and quality of the services and solutions we offer;
•	technical functionality, including delivery of innovative solutions and our speed in developing and bringing to market the next generation of services and solutions;
•	global capabilities, including serving customers with operations in multiple countries;
•	price; and
•	customer service, including our responsiveness, availability and flexibility.

Market and Revenue Generation

In order to generate revenues during the next twelve months, we must:

1. Develop and implement a marketing plan – Nuvola’s planned revenue streams will require an improved web presence and improved visibility within the public and private sectors. A major key factor in sales generation will be direct marketing and demonstrations given by Mr. Rassás.

2. Develop and implement a comprehensive consumer information website – For the foreseeable future, the company’s website (www.nuvolapro.com) will be Nuvola’s primary asset and key source of revenue generation. Currently, management is formulating its plan on how best to employ its resources to expanding and improving the website. We are working with web developers/consultants to add to the functionality of our site including:  e-commerce and state-of-the-art visitor tracking capabilities, increased content, forums, blogs, video demonstrations, optimization for search engine rank, as well as renew the look and feel of the site to coincide with our objectives for the Nuvola brand. We have developed our preliminary website, which is not yet fully operational, and are in the process of developing a more advanced site where we can provide more detailed sections regarding our cloud integration services. We have not yet recognized revenues from the website. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

Our operations, to date, have been devoted primarily to startup and development activities, which include the following:

•	Formation of the company;
•	Working with graphic artist on a custom logo for Nuvola;
•	Development of our business plan; and
•	Development and implementation of our website.

Nuvola, is a recently established business, with offices at 8800 N. Gainey Center Dr., Suite 270, Scottsdale, AZ 85258.

Employees

We currently have 1 employee which is also an officer of the Company. We also have one independent contractor. We do not have an employment agreement with our sole employee, who we anticipate will devote 15 to 20 hours a month to the Company going forward.

Independent Contractor Agreement

On May 1, 2014, we entered into an Independent Contractor Agreement with Card a Client LLC. Pursuant to the agreement we engaged Derrick Maines as Chief Technology Officer to render services of such, including, but not limited to, business development, software strategy, project management, media relations, software development process strategy and implementation, management of offshore and domestic development and design resources, customer presentations, review and documentation of processes and procedures, and delivery of updates, presentations, written reports, oral reports; and any and all other resulting work product. The term of the agreement is for one year beginning on May 1, 2014. We agreed to compensate Mr. Maines as follows:

i.
Contractor in exchange for 60 hours of consulting services to the Company each calendar month will receive a monthly payment in cash of $2,500 billed at the end of each month and due to the Contractor within seven days,

ii.	Additional performance based consideration, in cash or shares of Nuvola stock, may be awarded to Contractor at the sole discretion of the Company's Board of Directors; and,
iii.
Any Stock-Based Compensation shall be subject to a re-sale restriction for Twelve (12) months from the date of vesting (“Lock-Up Period”). The Contractor shall be restricted from the sale or registration of any shares earned pursuant to the terms of the Agreement during the Lock-Up Period.

SHELL COMPANY STATUS

Rule 405 of the Securities Act defines the term “shell company” as a registrant, other than an asset-backed issuer, that has:

(1)	No or nominal operations; and
(2)  Either:
(i)	No or nominal assets;
(ii)	Assets consisting solely of cash and cash equivalents; or
(iii)	Assets consisting of any amount of cash and cash equivalents and nominal other assets.

For purposes of this definition, the determination of a registrant’s assets (including cash and cash equivalents) is based solely on the amount of assets that would be reflected on the registrant’s balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination. The Company has no or nominal operations and has assets consisting solely of cash and cash equivalents and is, therefore, a shell company as defined under Rule 405.

The Company’s shell company status results in the following consequences:

•	The Company is ineligible to file a registration of securities using Form S-8; and
•
Rule 144 is unavailable for transfers of our securities until we have ceased to be a shell company, are subject to the reporting requirements of the Exchange Act; we have filed Exchange Reports for 12 months and a minimum of one year has elapsed since the filing of Form 10 information on Form 8-K changing our status from a shell company to a non-shell company.

REPORTS TO STOCKHOLDERS

Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis is intended to provide additional understanding about the Company and its planned operations.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Nuvola is a development stage company incorporated in the State of Nevada in November 21, 2013. We were formed, as a wholly-owned subsidiary to Bollente to serve as the next-generation home automation and intelligence division of the Bollente portfolio companies to provide technical integration, innovation and ongoing revenue streams after the sale of the individual product.  In November of 2013 we commenced our planned principal operations, and therefore have no significant assets.

As of the year ended December 31, 2014, we generated $24,800 revenues from a related party and have incurred a net loss of $165,358. From November 21, 2013 through June 30 , 2015 our business activities included the formation of our corporate entity and development of our business plan. We also initiated the process of the Company audit, as well as secured our website domain and posted our initial webpage.

Results of Operations for the Three and Six Months Ended June 30, 2015

Revenues

During the three and six months ended June 30, 2015 , we generated $9,300 and $18,600 , respectively , in revenues pursuant to our Software and Services License Agreement with Bollente (related party), and incurred a net loss of $6,640 and $4,388, respectively .

On May 1, 2014, the Company entered into a Software and Services License Agreement with Bollente. Pursuant to the agreement, Nuvola granted to Bollente, a non-exclusive, non-transferable license to use the cloud diagnostic software, database, and source code relating to the 5 SKU’s of trutankless® model water heaters (the “Software”). Bollente may use the Software for its own use. The term of the agreement is for one year beginning on May 1, 2014 and will continue thereafter unless terminated by written agreement by both parties. Bollente will pay Nuvola a monthly fee, due on the 1st of each month as follows:

•	1 to 4,999 Units $3,100 per month
•	5,000 to 9,999 Units $4,500 per month
•	10,000 to 24,999 Units $5,800 per month

Expenses

Operating expenses totaled $8,860 during the three months ended June 30, 2015 . The operating expenses consisted of general and administrative of $110 and professional fees of $8,750.

Operating expenses totaled $8,920 during the six months ended June 30, 2015. The operating expenses consisted of general and administrative of $170 and professional fees of $8,750.

Results of Operations for the Year Ended December 31, 2014

Revenues

During the year ended December 31, 2014, we generated $24,800 in revenues from a related party, and incurred a net loss of $165,358.

Expenses

Operating expenses totaled $175,218 during the year ended December 31, 2014. The operating expenses consisted of general and administrative of $3,589 and professional fees of $171,629.

Going Concern

The financial statements included in this filing have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start-up costs and expenses. As a result, the Company incurred accumulated net losses for the six months ended June 30, 2015 of $180,246 . In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Liquidity and Capital Resources

Since inception, we have financed our cash flow requirements through capital investments from Bollente and through funds from 8% convertible notes.  As of December 2013, the Company received a loan from Bollente totaling $13,000.  The loan has 0% interest, is unsecured and is due upon demand. We do not have a loan document.  As of June 30, 2014, the Company received another loan from Bollente totaling $73,000. The loan has 0% interest, is unsecured and is due upon demand. We do not have a loan document.

On November 21, 2013, we issued 500,000 shares of our restricted common stock to Bollente in exchange for reimbursement of incorporation costs totaling $500.

On August 15, 2014, we issued 248,224 shares of our restricted common stock to Bollente as part of conversion of debt of $248.

On October 9, 2014, we issued 28,191 shares of our restricted common stock to Bollente as part of conversion of debt of $28.

In June of 2014, we issued $150,000 aggregate principal amount of 8% convertible notes to accredited investors only. The convertible notes bear interest of 8% per annum with principal and interest due and payable on June 1, 2015 (“Maturity Date”). The convertible notes are convertible at the option of the holder into common stock at a conversion price of $0.50 per share at any time prior to the Maturity Date.

In August of 2014, we issued $75,000 aggregate principal amount of 8% convertible notes to accredited investors only. The convertible notes bear interest of 8% per annum with principal and interest due and payable on June 1, 2015 (“Maturity Date”). The convertible notes are convertible at the option of the holder into common stock at a conversion price of $0.50 per share at any time prior to the Maturity Date.

As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of service sales. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. In the future we need to generate sufficient revenues from product sales in order to eliminate or reduce the need to sell additional stock or obtain additional loans. There can be no assurance we will be successful in raising the necessary funds to execute our business plan.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving and developing business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and expand our line of services, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Nuvola was formed to serve as the next-generation home automation and intelligence division of the Bollente portfolio companies to provide technical integration, innovation and ongoing revenue streams after the sale of the individual product.  As a B2B technology solutions service, Nuvola will provide a cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances.

There is still no assurance that, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of product sales. Additionally we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. Our ability to obtain needed capital is uncertain. Our lack of operating history makes an investment in our company, and the availability of capital risky.

Even though we intend to begin generating revenues, we can make no assurances and therefore we may incur operating losses in the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually research for new information, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Current and Future Sources of Liquidity

Our principal sources of liquidity are capital investments, cash flows generated from operations and our existing cash and cash equivalents. At June 30, 2015 , we had cash of $1 and notes receivable – related party of $171,800.

Cash and cash equivalents currently on hand are not sufficient to continue operations for the next twelve months. Our monthly expenses range between $10,000 and $25,000. We expect that continued focus on acquiring new customers will enable us to increase profitable revenues from operating activities. Our only source of monthly revenue is pursuant to our Software and Services License Agreement with Bollente. If we do not generate sufficient cash from operations, we have the ability to reduce certain expenses depending on the level of business operation. We will need to raise $125,000 in additional funds to expand our operations for a twelve month period.

We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions.

FACILITIES

We currently maintain an office at 8800 N. Gainey Center Dr., Suite 270, Scottsdale, Arizona 85258. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.  We currently pay $0 per month in rent. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company currently utilizes Bollente’s office space provided at no cost.

On May 1, 2014, the Company entered into a Software and Services License Agreement with Bollente. Pursuant to the agreement, Nuvola granted to Bollente, a non-exclusive, non-transferable license to use the cloud diagnostic software, database, and source code relating to the 5 SKU’s of trutankless® model water heaters (the “Software”). Bollente may use the Software for its own use. The term of the agreement is for one year beginning on May 1, 2014 and will continue thereafter unless terminated by written agreement by both parties. Bollente will pay Nuvola a monthly fee, due on the 1st of each month as follows:

•	1 to 4,999 Units $3,100 per month
•	5,000 to 9,999 Units $4,500 per month
•	10,000 to 24,999 Units $5,800 per month

Note Payables

In December 2013, the Company received a loan from Bollente totaling $13,000.  The loan has 0% interest, is unsecured and is due upon demand. We do not have a loan agreement but attached as Exhibit 99.1 is a written summary of this loan. As of June 30, 2015 , the principal amount owed to Bollente is $13,000.

As of June 30, 2014, the Company received another loan from Bollente totaling $61,343. The loan has 0% interest, is unsecured and is due upon demand. We do not have a loan agreement but attached as Exhibit 99.2 is a written summary of this loan. As of June 30, 2015 the principal amount owed to Bollente is $ 63,793 .

Note Receivable

As of June 30, 2014, we loaned $135,000 (of the $200,000 funds received from the convertible note investors) to Bollente to assist with short term financing. As of September 30, 2014 an additional $62,300 were loaned to Bollente. As of December 31, 2014, an additional 6,200 were loaned to Bollente.  The loan amount is due upon demand, has 0% interest and is unsecured. We do not have a formal promissory note from Bollente but attached as Exhibit 99.3 is a written summary of this loan. As of June 30, 2015 , the principal amount owed to us is $ 171,800 .

Director Independence

We currently do not have any independent directors, as the term “independent” is defined in Section 803A of the NYSE Amex LLC Company Guide. Since the OTCQB does not have rules regarding director independence, the Board makes its determination as to director independence based on the definition of “independence” as defined under the rules of the New York Stock Exchange (“NYSE”) and American Stock Exchange (“Amex”).

LEGAL PROCEEDINGS

We may, from time to time, be named as defendants in various judicial, regulatory, and arbitration proceedings in the future in the ordinary course of our business.  The nature of such proceedings may involve large claims subjecting us to exposure, or may be routine customer complaints regarding less significant losses.  We may also become subject to investigations or proceedings by governmental agencies, which can result in fines or other disciplinary action being imposed on us.  Additionally, legal proceedings may be brought from time to time in the future.  At this time, there are no pending matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve without compensation until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Our executive officer is Mr. Jeffrey I. Rassás our President, Secretary, Treasurer and Director. Information as to the executive officers and director is as follows:

Name	Age	Title	Since
Jeffrey I. Rassás	52	President, Secretary, Treasurer and Director	November 21, 2013
Robertson J. Orr	40	Director	November 21, 2013

Duties, Responsibilities and Experience

Jeffrey I. Rassás, has served as President, Secretary, Treasurer, and a Director of Nuvola, Inc. since inception on November 21, 2013. From December of 2011 to present, Mr. Rassás has served as CEO of Airware Labs, Corp., where he successfully developed and implemented a turnaround plan which included rebranding, launch and retail distribution of the patented Class 1 Medical Nasal Dilator Device. From 2006 to 2011, Mr. Rassás served as CEO and President of YouChange Holdings Corp., (publicly traded/YCNG) a development stage public company that Mr. Rassas merged later with his previous company, Infinity Resources Holdings Corp in 2012 changing it’s name to Quest Resources Holdings Corp (now publicly traded on NASDAQ/QRHC).

Additionally, from 2006 to 2011, Mr. Rassás served as CEO and President of Global Alerts, holding company for Earth911.com and Pets911.com and Quest Recycling Services which was later named, Infinity Resources Holdings Corp.  Mr. Rassas with other investors acquired the following three internet portals; Earth911.com, Pets911.com and Amberalert.com from a bankruptcy sale of the company who owned the three internet portals. Mr. Rassas and the other investors sold off AmberAlert and Pets911 for a return and built a team to grow Earth911.com.

Mr. Rassás acquired technology and entrepreneurial experience from the positions he’s held and the industries he’s been involved in over the years. Because of Mr. Rassás’ technology and entrepreneurial experience, he provides our board with the valuable technology and entrepreneurial expertise that we feel is necessary to grow our business.

Robertson J. Orr, has served as Director of Nuvola, Inc. since inception on November 21, 2013. Mr. Orr also serves as President, Treasurer, Secretary and Director of Bollente Companies Inc., a Nevada publicly traded company, since May 12, 2010.  Mr. Orr attended Arizona State University and graduated with a BA in Business Management.  In 1998, Mr. Orr assisted in the founding of bluemedia, Inc., a successful large format digital printing company based in Tempe, Arizona.  Mr. Orr led bluemedia to profitability 9 years ago while overseeing the company's sales department and business development, and since then the company has continued to grow by more than 28% annually. In 2005, Mr. Orr and his Partners in bluemedia started a non-traditional ad agency called Blind Society, which is responsible for the direct to consumer marketing efforts of companies like AT&T, K-Swiss, and Activision. In addition to his entrepreneurial successes, Mr. Orr has been involved with supporting numerous local charitable causes through his work with the Boys & Girls Clubs of Phoenix, St. Joseph the Worker, the MDA and the ADA. He is also on the Board of Directors for the Tempe Chamber of Commerce and is active in the Phoenix 40.

Because of Mr. Orr’s business experience which he’s acquired through his positions with bluemedia and Bollente, we feel he provides our board with valuable  experience that we feel is necessary to grow our business.

Family Relationships

There are no family relationships among any of our officers or directors.

Board of Directors

Our board of directors currently consists of two directors. Our members of our board of directors do not qualify as “independent” according to the rules and regulations of the SEC and the New York Stock Exchange.

Committees of Our Board of Directors

We currently do not have standing audit, nominating and compensation committees’ board of directors, or committees performing similar functions. Until formal committees are established, our entire board of directors performs the same functions as an audit, nominating and compensation committee.

Involvement in Certain Legal Proceedings

During the past ten years, Mr. Rassás and Mr. Orr have not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which she was a general partner at or within two years before the time of such filing, or any corporation or business association of which she was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining her from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group. The table reflects their ownership immediately following the spin-off. The mailing address for each of the executive officers and directors is c/o Nuvola, Inc., 8800 N. Gainey Dr., Suite 270, Scottsdale, Arizona 85258.

Security Ownership of Management
Name of Beneficial Owner	Number Of Shares Beneficially Owned(1)	Percent
Jeffrey I. Rassás(2)(3)	25,000	3.2%
Robertson J. Orr(4)	28,316	3.6%

All Directors and Officers as a Group	53,316	6.8%
(1)
In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purpose of this table, of any shares of common stock if he, she or it has voting or investment power with respect to such security. This includes shares (a) subject to options and warrants exercisable within sixty days, and (b)(1) owned by a spouse, (2) owned by other immediate family members, or (3) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(2)	Mr. Rassás serves as President, Secretary, Treasurer and Director of Nuvola.
(3)	Includes 25,000 shares of common stock held by Hayjour Family LP. Mr. Rassás is a general partner of Hayjour Family LP.
(4)	Mr. Orr serves as a Director of Nuvola.

Security Ownership of Certain Beneficial Owners
Name of Beneficial Owner	Number Of Shares(1)	Percent
Jim Burns & Lynn Burns JT TEN(2)	55,000	7.0%

All Principle Stockholders as a Group	55,000	7.0%
(1)
In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purpose of this table, of any shares of common stock if he, she or it has voting or investment power with respect to such security. This includes shares (a) subject to options and warrants exercisable within sixty days, and (b)(1) owned by a spouse, (2) owned by other immediate family members, or (3) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(2)	Jim Burns & Lynn Burns JT TEN maintain a mailing address at 146101 W. Meadow Lane, Maricopa, AZ 85139.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market Information

We intend to file for inclusion of our common stock on the Over-the-Counter Exchange; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this filing, our common stock was not traded.

Holders of Common Stock

As of the date of this prospectus, we have 207 shareholders of record of the 776,453 shares outstanding.

Dividends

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Securities Authorized for Issuance under Equity Compensation Plans

We currently do not maintain any equity compensation plans.

EXECUTIVE COMPENSATION

Overview of Compensation Program

We currently have not appointed members to serve on the Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Board of Directors ensures that the total compensation paid to the executives is fair, reasonable, and competitive.

Compensation Philosophy and Objectives

The Board of Directors believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. As a result of the size of the Company, the Board evaluates both performance and compensation on an informal basis. Upon hiring additional executives, the Board intends to establish a Compensation Committee to evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly-situated executives of peer companies. To that end, the Board believes executive compensation packages provided by the Company to its executives, including the named executive officers should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and Directors of the Company. Decisions regarding the non-equity compensation of other employees of the Company are made by management.

Summary Compensation

Mr. Rassás has not received any compensation, including plan or non-plan compensation, nor has either executive earned any compensation as of the date of this Registration.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey I. Rassás President, Secretary, Director, & Treasurer	2014	$0	$0	$0	$0	$0	$0	$0	$0
	2013	$0	$0	$0	$0	$0	$0	$0	$0
Robertson J. Orr Director	2014	$0	$0	$0	$0	$0	$0	$0	$0
	2013	$0	$0	$0	$0	$0	$0	$0	$0

Future Compensation

Mr. Rassás has agreed to provide services to us without compensation until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or offering in the future.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of two members. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. As of the date of this prospectus, we have outstanding an aggregate of 776,453 common shares. Upon the effectiveness of this registration, the 776,453 shares of our common stock offered, will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Shares of common stock not included in this registration will be considered “restricted securities” as that term is defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144.

As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Nuvola at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

As of the date of this offering, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Market market maker for sponsorship of our securities on the OTCQB, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTCQB, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.  As of the date of this Prospectus, no steps have been taken to have these securities quoted on the OTCQB, and there is no guarantee that our common stock we will be quoted on the OTCQB.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In November of 2013, we engaged the services of De Joya Griffith, LLC, to provide an audit of our financial statements for the period from Inception (November 21, 2013) to December 31, 2013. This was our first auditor. On April 8, 2015, we dismissed De Joya Griffith, LLC, as our Independent Registered Public Accounts. On April 8, 2015, the Board of Directors of the Company authorized the dismissal. During the year ended December 31, 2013 and through De Joya Griffiths’s dismissal on April 8, 2015, there were (1) no disagreements with De Joya Griffith on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of De Joya Griffith would have caused De Joya Griffith to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

On April 8, 2015, we engaged Seale and Beers, CPAs as our new independent registered public accounting firm beginning with the fiscal year ending December 31, 2014 and for the Registrant's fiscal year ending December 31, 2015. The change in the Registrant's independent registered public accounting firm was approved by the board of directors. During the most recent fiscal year and through the date of this Current Report, neither the Registrant nor anyone on its behalf consulted with Seale and Beers, CPAs regarding any of the following:

(i) The application of accounting principles to a specific transaction, either completed or proposed;

(ii) The type of audit opinion that might be rendered on the Registrant's financial statements, and none of the following was provided to the Registrant:

(a) a written report; or (b) oral advice that Seale and Beers, CPAs concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or

(iii) Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K.

NUVOLA, INC.
BALANCE SHEETS
(unaudited)

	June 30,	December 31,
	2015	2014

ASSETS

Current assets:
Cash	$1	$21
Accounts receivable - related party	-	3,100
Notes receivable - related party	171,800	203,500
Total current assets	171,801	206,621

Other assets:
Software, net	19,167	24,167
Total other assets	19,167	24,167

Total assets	$190,968	$230,788

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Accounts payable	$60,226	$97,226
Notes payable - related party	76,793	74,293
Accrued interest payable	8,175	9,107
Convertible notes payable	225,000	225,000
Convertible notes payable - related party	244	244
Total current liabilities	370,438	405,870

Total liabilities	370,438	405,870

Stockholders' (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding
as of June 30, 2015 and December 31, 2014	-	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 776,453 shares issued and outstanding
as of June 30, 2015 and December 31, 2014	776	776
Additional paid-in capital	-	-
Accumulated (deficit)	(180,246)	(175,858)
Total stockholders' (deficit)	(179,470)	(175,082)

Total liabilities and stockholders' (deficit)	$190,968	$230,788

See Accompanying Notes to Financial Statements.

NUVOLA, INC.
STATEMENTS OF OPERATIONS
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenue - related party	$9,300	$6,200	$18,600	$6,200

Cost of sale	(2,500)	(833)	(5,000)	(833)

Gross profit	6,800	5,367	13,600	5,367

Operating expenses:
General and administrative	110	3,060	170	3,060
Professional fees	8,750	19,105	8,750	174,105

Total operating expenses	8,860	22,165	8,920	177,165

Other expenses:
Interest expense	4,580	-	9,068	-

Total other expenses	4,580	-	9,068	-

Net income (loss)	$(6,640)	$(16,798)	$(4,388)	$(171,798)

Net loss per common share - basic	$(0.01)	$(0.03)	$(0.01)	$(0.34)

Weighted average number of common shares
outstanding - basic and fully diluted	776,453	500,000	776,453	500,000

See Accompanying Notes to Financial Statements.

NUVOLA, INC.
STATEMENTS OF CASH FLOWS
(unaudited)

	For the	For the
	six months ended	six months ended
	June 30,	June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(4,388)	$(171,798)
Adjustments to reconcile net loss
to net cash used in operating activities:
Amortization	5,000	833
Changes in operating assets and liabilities:
Decrease in accounts receivable - related party	3,100	-
Increase (Decrease) in accounts payable	(37,000)	92,500
(Decrease) in accrued interest payable	(932)	-

Net cash used in operating activities	(34,220)	(78,465)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from notes receivable - related party	31,700	3,100
Repayments for notes receivable - related party	-	(138,100)

Net cash (used by) investing activities	31,700	(135,000)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from notes payable - related party	2,500	71,100
Repayments for notes payable - related party	-	(11,000)
Proceeds from convertible notes payable - related party	-	150,000
Proceeds from convertible notes payable	-	520

Net cash provided by financing activities	2,500	210,620

NET CHANGE IN CASH	(20)	(2,845)

CASH AT BEGINNING OF YEAR	21	3,000

CASH AT END OF PERIOD	$1	$155

SUPPLEMENTAL INFORMATION:
Interest paid	$10,000	$-
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Shares issued for incorporation costs	$-	$-
Shares issued for settlement of convertible debt	$-	$-

See Accompanying Notes to Financial Statements.

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for a fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2013 and notes thereto included in the Company’s Form 10 registration statement. The Company follows the same accounting policies in the preparation of interim reports.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Accounts receivable
Accounts receivable is recorded at the invoiced amount net of any allowance for doubtful accounts, if necessary.  Trade receivables primarily include amounts billed for licensing fees provided by the Company.

Allowance for doubtful accounts
Allowance for doubtful accounts is continually monitored for all receivables. The Company applies judgment in assessing the ultimate realization of the receivables and estimates an allowance for doubtful accounts based on various factors, such as, the aging of accounts receivable balances, historical experience, and the financial condition of our customers.  The Company considers all accounts receivable to be fully collectible, accordingly, no allowance for doubtful accounts is required as of June 30, 2015.

Revenue recognition
The Company currently derives revenue from licensing fees related to agreements associated with its cloud–based technology.  Revenue is recognized in accordance with the authoritative guidance for revenue recognition. Revenue is recognized when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery (or passage of title) has occurred or services have been rendered, (iii) the seller's price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured.

Cost of sale
Cost of sale includes the amortization expense of capitalized software costs related to the software product that is marketed to others.

Software
The Company capitalizes the costs associated with the development of the Company’s cloud-based technology pursuant to ASC Topic 350.  Other costs related to the maintenance of the software are expensed as incurred.  Amortization is provided over the estimated useful life of three years using the straight-line method for financial statement purposes.  Amortization commences when the asset is ready for its intended use.

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.  Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses for the six months ended June 30, 2015 of $180,246. In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – SOFTWARE

Software consists of the following at:

	June 30, 2015	December 31, 2014

Software	$30,000	$30,000

Less: Accumulated amortization	(10,833)	(5,833)

Software, net	$19,167	$24,167

Amortization expense for the three months ended June 30, 2015 and 2014 was $2,500 and $833, respectively.

Amortization expense for the six months ended June 30, 2015 and 2014 was $5,000 and $833, respectively.

NOTE 4 – NOTES RECEIVABLE – RELATED PARTY

	June 30, 2015	December 31, 2014
Note payable to a related entity, unsecured, due upon demand	$171,800	$203,500

Notes receivable – Current	$171,800	$203,500

NOTE 5 – NOTES PAYABLE – RELATED PARTY

	June 30, 2015	December 31, 2014
Note payable to a related entity, unsecured, due upon demand	$76,793	$74,293

Notes payable – Current	$76,793	$74,293

NUVOLA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 6 – CONVERTIBLE NOTES PAYABLE

	June 30, 2015	December 31, 2014
Convertible note payable, secured, due June 1, 2015, 8% interest, convertible at $0.50 per share	$100,000	$100,000

Convertible note payable, secured, due June 1, 2015, 8% interest, convertible at $0.50 per share	50,000	50,000

Convertible note payable, secured, due June 1, 2015, 8% interest, convertible at $0.50 per share	25,000	25,000

Convertible note payable, secured, due June 1, 2015, 8% interest, convertible at $0.50 per share	25,000	25,000

Convertible note payable, secured, due June 1, 2015, 8% interest, convertible at $0.50 per share	25,000	25,000

Notes payable – Current	$225,000	$225,000

NOTE 7 – CONVERTIBLE NOTES PAYABLE – RELATED PARTY

	June 30, 2015	December 31, 2014
Convertible note payable, unsecured, due April 14, 2015, 0% interest, convertible at $0.001 per share	$244	$244

Notes payable – Current	$244	$244

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 10,000,000 shares of it $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

Common stock
For the six months ended June 30, 2015, there have been no other issuance of common stock.

NOTE 9 – RELATED PARTY TRANSACTIONS

During the three months ended June 30, 2015, the Company generated $9,300 in revenue from a related party.  The related party is a sister corporation.

During the three months ended June 30, 2015, the Company received $34,200 from a sister corporation to assist with short term financing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Nuvola, Inc

We have audited the accompanying balance sheets of Nuvola, Inc. as of December 31, 2014 and the related statements of income, stockholders’ equity (deficit), and cash flows for year ended December 31, 2014.  Nuvola, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nuvola, Inc. as of December 31, 2014 and the related statements of income, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has minimal revenues, has negative working capital at December 31, 2014, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
May 15, 2015

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Nuvola, Inc.

We have audited the accompanying balance sheet of Nuvola, Inc. (A Development Stage Company) (the "Company") as of December 31, 2013 and the related statement of operations, stockholders’ (deficit), and cash flows for the period from inception (November 21, 2013) to December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nuvola, Inc. as of December 31, 2013 and the result of its operations and its cash flows for the period from inception (November 21, 2013) to December 31, 2013, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC
Henderson, Nevada
April 30, 2014

NUVOLA, INC.
BALANCE SHEETS
(audited)

	December 31,	December 31,
	2014	2013

ASSETS

Current assets:
Cash	$21	$3,000
Accounts receivable - related party	3,100	-
Notes receivable - related party	203,500	-
Total current assets	206,621	3,000

Other assets:
Software, net	24,167	-
Total other assets	24,167	-

Total assets	$230,788	$3,000

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
Accounts payable	$97,226	$-
Notes payable - related party	74,293	13,000
Accrued interest payable	9,107	-
Convertible notes payable	225,000	-
Convertible notes payable - related party	244	-
Total current liabilities	405,870	13,000

Total liabilities	405,870	13,000

Stockholders' (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding
as of December 31, 2014 and December 31, 2013	-	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 776,453 and 500,000 shares issued and outstanding
as of December 31, 2014 and December 31, 2013, respectively	776	500
Additional paid-in capital	-	-
Accumulated (deficit)	(175,858)	(10,500)
Total stockholders' (deficit)	(175,082)	(10,000)

Total liabilities and stockholders' (deficit)	$230,788	$3,000

See accompanying notes to financial statements.

NUVOLA, INC.
STATEMENTS OF OPERATIONS
(audited)

		Inception
	For the	(November 21, 2013)
	year ended	to
	December 31,	December 31,
	2014	2013

Revenue - related party	$24,800	$-

Cost of sale	(5,833)	-

Gross profit	18,967	-

Operating expenses:
General and administrative	3,589	500
Professional fees	171,629	10,000

Total operating expenses	175,218	10,500

Other expenses:
Interest expense	9,107	-

Total other expenses	9,107	-

Net loss	$(165,358)	$(10,500)

Net loss per common share - basic	$(0.28)	$(0.02)

Weighted average number of common shares
outstanding - basic and fully diluted	601,021	500,000

See accompanying notes to financial statements.

NUVOLA, INC.
STATEMENT OF STOCKHOLDERS' (DEFICIT)
(audited)

					Additional		Total
	Preferred Shares		Common Shares		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
November 21, 2013
Issuance of common stock for incorporation costs	-	$-	500,000	500	-	-	500

Net loss						(10,500)	(10,500)

Balance, December 31, 2013	-	$-	500,000	$500	$-	$(10,500)	$(10,000)

August 15, 2014
Issuance for debt conversion			248,224	248	-		248

October 9, 2014
Issuance for debt conversion			28,191	28	-		28

November 24, 2014
Adjustment due to spin off			38	-	-		-

Net loss						(165,358)	(165,358)

Balance, December 31, 2014	-	$-	776,453	$776	$-	$(175,858)	$(175,082)

See accompanying notes to financial statements.

NUVOLA, INC.
STATEMENTS OF CASH FLOWS
(audited)

		Inception
	For the	(November 21, 2013)
	year ended	to
	December 31,	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(165,358)	$(10,500)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for incorporation costs	-	500
Amortization	5,833
Changes in operating assets and liabilities:
(Increase) in accounts receivable - related party	(3,100)	-
Increase in accounts payable	97,226	-
Increase in accrued interest payable	9,107	-

Net cash used in operating activities	(86,292)	(10,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from notes receivable - related party	(214,100)	-
Repayments for notes receivable - related party	10,600	-
Purchase of software	(30,000)

Net cash (used by) investing activities	(233,500)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable - related party	84,698	13,000
Repayments for notes payable - related party	(23,405)	-
Proceeds from convertible notes payable - related party	520	-
Proceeds from convertible notes payable	225,000	-

Net cash provided by financing activities	286,813	13,000

NET CHANGE IN CASH	(2,979)	3,000

CASH AT BEGINNING OF YEAR	3,000	-

CASH AT END OF YEAR	$21	$3,000

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash investing and financing activities:
Shares issued for incorporation costs	$-	$500
Shares issued for settlement of convertible debt	$276

See accompanying notes to financial statements.

NUVOLA, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on November 21, 2013 under the laws of the State of Nevada as a wholly-owned subsidiary of Bollente Companies, Inc. (“Bollente”).

On November 24, 2014, Bollente completed the spin-off of the Company.  Shareholders of Bollente will receive one restricted share of Nuvola, Inc. for every twenty shares held.

Nature of operations
The Company was formed to service as the next generation home automation and intelligence division of the Bollente portfolio companies to provide technical integration, innovation and ongoing revenue streams after the sale of the individual product.  As a B2B technology solution service, the Company will provide a cloud-based technology, diagnostics, lead generation and fulfillment to installers and service providers of smart home products and appliances.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Accounts receivable
Accounts receivable is recorded at the invoiced amount net of any allowance for doubtful accounts, if necessary.  Trade receivables primarily include amounts billed for licensing fees provided by the Company.

Allowance for doubtful accounts
Allowance for doubtful accounts is continually monitored for all receivables. The Company applies judgment in assessing the ultimate realization of the receivables and estimates an allowance for doubtful accounts based on various factors, such as, the aging of accounts receivable balances, historical experience, and the financial condition of our customers.  The Company considers all accounts receivable to be fully collectible, accordingly, no allowance for doubtful accounts is required as of December 31, 2014.

Revenue recognition
The Company currently derives revenue from licensing fees related to agreements associated with its cloud–based technology.  Revenue is recognized in accordance with the authoritative guidance for revenue recognition. Revenue is recognized when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery (or passage of title) has occurred or services have been rendered, (iii) the seller's price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured.

Cost of sale
Cost of sale includes the amortization expense of capitalized software costs related to the software product that is marketed to others.

NUVOLA, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Software
The Company capitalizes the costs associated with the development of the Company’s cloud-based technology pursuant to ASC Topic 350.  Other costs related to the maintenance of the software are expensed as incurred.  Amortization is provided over the estimated useful life of three years using the straight-line method for financial statement purposes.  Amortization commences when the asset is ready for its intended use.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 505 and 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with FASB ASC 718-10 and the conclusions reached by the FASB ASC 505-50. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earning per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earning per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

NUVOLA, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.  Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses for the year ended December 31, 2014 of $175,858. In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – SOFTWARE

Software consists of the following at:

	December 31, 2014	December 31, 2013

Software	$30,000	$-

Less: Accumulated amortization	(5,833)	-

Software, net	$24,167	$-

Amortization expense for the years ended December 31, 2014 and 2013 was $5,833 and $0, respectively.

NOTE 4 – NOTES RECEIVABLE – RELATED PARTY

	December 31, 2014	December 31, 2013
Note payable to a related entity, unsecured, due upon demand	$203,500	$-

Notes receivable – Current	$203,500	$-

NOTE 5 – NOTES PAYABLE – RELATED PARTY

	December 31, 2014	December 31, 2013
Note payable to a related entity, unsecured, due upon demand	$74,293	$13,000

Notes payable – Current	$74,293	$13,000

NUVOLA, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 6 – CONVERTIBLE NOTES PAYABLE

	December 31, 2014	December 31, 2013
Convertible note payable, secured, due June 1, 2015, 8% interest, convertible at $0.50 per share	$100,000	$-

Convertible note payable, secured, due June 1, 2015, 8% interest, convertible at $0.50 per share	50,000	-

Convertible note payable, secured, due June 1, 2015, 8% interest, convertible at $0.50 per share	25,000	-

Convertible note payable, secured, due June 1, 2015, 8% interest, convertible at $0.50 per share	25,000	-

Convertible note payable, secured, due June 1, 2015, 8% interest, convertible at $0.50 per share	25,000	-

Notes payable – Current	$225,000	$-

NOTE 7 – CONVERTIBLE NOTES PAYABLE – RELATED PARTY

	December 31, 2014	December 31, 2013
Convertible note payable, unsecured, due April 14, 2015, 0% interest, convertible at $0.001 per share	$244	$-

Notes payable – Current	$244	$-

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 10,000,000 shares of it $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

Common stock
On November 21, 2013, the parent corporation paid for incorporation costs totaling $500 for the purchase of 500,000 shares of common stock.

On August 15, 2014, the Company issued 248,224 shares of common stock as part of conversion of debt of $248.

On October 9, 2014, the Company issued 28,191 shares of common stock as part of conversion of debt of $28.

NOTE 9 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2014, the Company generated $24,800 in revenue from a related party.  The related party is a sister corporation.

During the year ended December 31, 2014, the Company loaned $203,500 to a sister corporation to assist with short term financing.

NUVOLA, INC.
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

During the year ended December 31, 2014, the Company received $74,293 to its sister corporation to assist with short term financing.

NOTE 10 – CONTINGENT LIABILITY

The common stock of the Company was distributed to the holders of Bollente Companies, Inc. on November 24, 2014.  The common shares are not able to be registered because they were distributed prior to effectiveness and the Company has a contingent liability.  At this time, the Company is unable to determine the amount of the contingent liability and is uncertain on the impact to the Company and its financial statements and disclosures.

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of NUVOLA, INC., in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of NUVOLA, INC., if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our bylaws provide that in actions other than by the corporation we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Our bylaws provide that in actions by the corporation we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

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Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Our bylaws provide that to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of our bylaws, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in NUVOLA, INC., in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
Securities and Exchange Commission registration fee	$0.09
Legal fees and expenses	$30,000
Copying	$600
Accounting Fees and expenses	$5,000
Transfer Agent Fees	$1,000
Total	$36,600.09

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RECENT SALES OF UNREGISTERED SECURITIES

On November 21, 2013, we issued 500,000 shares of our restricted common stock to Bollente in exchange for reimbursement of incorporation costs totaling $500.

On August 15, 2014, we issued 248,224 shares of our restricted common stock to Bollente as part of conversion of debt of $248.22.

On October 9, 2014, we issued 28,191 shares of our restricted common stock to Bollente as part of conversion of debt of $28.19.

In June of 2014, we issued $150,000 aggregate principal amount of 8% convertible notes to accredited investors only. The convertible notes bear interest of 8% per annum with principal and interest due and payable on June 1, 2015 (“Maturity Date”). The convertible notes are convertible at the option of the holder into common stock at a conversion price of $0.50 per share at any time prior to the Maturity Date.

In August of 2014, we issued $75,000 aggregate principal amount of 8% convertible notes to accredited investors only. The convertible notes bear interest of 8% per annum with principal and interest due and payable on June 1, 2015 (“Maturity Date”). The convertible notes are convertible at the option of the holder into common stock at a conversion price of $0.50 per share at any time prior to the Maturity Date.

We made the above common stock issuance in reliance upon the exemption from registration under Section 4(2) of the Securities Act for private offerings not involving a public distribution. We believe that the issuance and sale of the above securities were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The securities were issued directly by us and did not involve a public offering or general solicitation. The recipient of the securities were afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make their investment decision, including our financial statements and 34 Act reports. We reasonably believed that the recipient, immediately prior to issuing the securities, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipient had the opportunity to speak with our management on several occasions prior to their investment decision. There were no commissions paid on the issuance and sale of the shares.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

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UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

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(C)
Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§239.1100(c)).

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (17 CFR 249.220f) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.

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As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(7)	In accordance of the Company’s request for acceleration of effective date pursuant to Rule 461 under the Securities Act:

(i)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 20, 2015.

Nuvola, Inc.

By: /s/ Jeffrey I. Rassás
        Jeffrey I. Rassás, President and
        Principal Accounting Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey I. Rassás	President, Secretary, Treasurer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and Director	August 20, 2015
Jeffrey I. Rassás

/s/ Robertson James Orr	Director	August 20, 2015
Robertson James Orr

Financial Statements and Exhibits

(a)           Documents filed as part of this Report
1.           Financial Statements:
A.           INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
Balance Sheet as of June 30, 2015 - 55
Statement of Operations for the Three and Six Months Ended June 30, 2015 - 56
Statement of Cash Flows for the Three and Six Months Ended June 30, 2015 - 57
Notes to Financial Statements - 58

Independent Auditors’ Report - 62
        Independent Auditors’ Report - 63
Balance Sheet as of December 31, 2014 - 64
Statement of Operations as of December 31, 2014 - 65
Statement of Stockholders’ Deficit as of December 31, 2014 - 66
Statement of Cash Flows as of December 31, 2014 - 67
Notes to Financial Statements - 68

 (b) Exhibits
EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of Nuvola, Inc., dated November 21, 2013
3(ii)(a)*	Bylaws of the Nuvola, Inc.
2.1*	Separation and Distribution Agreement
2.2*	Addendum No. 1 to Separation and Distribution Agreement dated October 9, 2014
4*	Instrument defining the rights of security holders: (a)Articles of Incorporation (b)Bylaws (c)Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group
10.1*	Subscription Agreement
10.2*	Software and Services License Agreement dated May 1, 2014
10.3*	Transition Services Agreement
10.4*	Addendum No. 1 to Transition Services Agreement dated October 9, 2014
10.5*	Independent Contractor Agreement dated May 1, 2014
11*	Statement Re: Computation of per share earnings
16	Letter from De Joya Griffith, LLC
23.1*	Consent of Seale & Beers, CPAs
23.2*	Consent of the Stoecklein Law Group
23.3*	Consent of De Joya Griffith, LLC
99.1*	Oral Agreement Summary of the $13,000 loan from Bollente to Nuvola
99.2*	Oral Agreement Summary of the $73,000 loan from Bollente to Nuvola
99.3*	Oral Agreement Summary of the $135,000 loan from Nuvola to Bollente

*       Filed herewith